Exhibit 99.1

The Manitowoc Company Reports Fourth-Quarter and Full-Year 2024 Financial Results; Provides Full-Year 2025 Guidance

Fourth-Quarter 2024 Highlights

•
Net sales of $596.0 million
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Net income of $56.7 million; Adjusted EBITDA(1) of $34.9 million
•
Net cash provided by operating activities of $110.8 million, free cash flows(1) of $99.5 million

Full-Year 2024 Highlights

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Net sales of $2,178.0 million
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Non-new machine sales of $629.1 million, an increase of $16.5 million year-over-year
•
Net income of $55.8 million; Adjusted EBITDA(1) of $128.4 million

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW) (the “Company” or “Manitowoc”) today reported fourth-quarter net income of $56.7 million, or $1.59 per diluted share. Fourth-quarter adjusted net income(1) was $3.7 million or $0.10 per diluted share.

Orders in the quarter were $515.6 million, an 8.4% increase from the prior year. Backlog as of December 31, 2024 was $650.2 million.

Net sales in the fourth quarter were relatively flat year-over-year at $596.0 million. Fourth-quarter adjusted EBITDA(1) was $34.9 million, a decrease of 4.4% year-over-year. Net cash provided by operating activities in the quarter were $110.8 million, an increase of $71.0 million from the prior year, and free cash flows(1) were $99.5 million, an increase of $77.2 million from the prior year.

Full-year 2024 net sales decreased 2.2% year-over-year to $2,178.0 million. Non-new machine sales were $629.1 million, an increase of $16.5 million year-over-year. Adjusted net income(1) for the year was $14.7 million, or $0.41 per diluted share, a decrease of $39.8 million or $1.11 per diluted share from the prior year.

“Fourth quarter results were in line with our expectations. I thank the Manitowoc team for their hard work, dedication, and resilience in managing through a difficult environment. Our 2024 results highlight the strength of our aftermarket business which generated a record $629.1 million of revenue. Comparing to 2020, the year before the launch of our CRANES+50 strategy, non-new machine sales have increased by over 67%,” said Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“Looking ahead, Manitowoc remains focused on continuing to grow our non-new machine sales. In early February, we acquired the distribution rights for the Carolinas and Georgia which expands our aftermarket footprint in the U.S. In addition, we are excited to showcase our new innovative products as well as a variety of aftermarket services at bauma 2025 in April. With our CRANES+50 strategy and ongoing new product development, we are well positioned to deliver shareholder value,” concluded Ravenscroft.

Our full-year 2025 guidance is as follows:

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Net sales - $2.175 billion to $2.275 billion
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Adjusted EBITDA - $120 million to $145 million
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Depreciation and amortization - $60 million to $64 million
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Interest expense - $38 million to $40 million
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Provision for income taxes - $11 million to $15 million
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Adjusted diluted earnings per share - $0.15 to $0.85
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Capital expenditures - $47 million, of which approximately $23 million is for the rental fleet
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Free cash flows - $55 million to $85 million, excluding EPA payment

Investor Conference Call

The Manitowoc Company will host a conference call to discuss its fourth-quarter and full-year 2024 earnings results on Thursday, February 13, 2025, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, will be available via webcast on the Manitowoc website at http://ir.manitowoc.com in the "Events & Presentations" section. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company was founded in 1902 and has over a 120-year tradition of providing high-quality, customer-focused products and support services to its markets. Headquartered in Milwaukee, Wisconsin, United States, Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, distributes, and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain, and Shuttlelift brand names.

Footnote

(1)Adjusted net income, adjusted diluted net income per share (“Adjusted DEPS”), EBITDA, adjusted EBITDA, adjusted operating income, adjusted return on invested capital (“Adjusted ROIC”), and free cash flows are financial measures that are not in accordance with U.S. GAAP. For definitions and a reconciliation to the most comparable U.S. GAAP numbers, please see the schedule of “Non-GAAP Financial Measures” at the end of this press release.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

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Macroeconomic conditions, including inflation and elevated interest rates, as well as prior supply chain, labor and logistics constraints, have had, and may continue to have, a negative impact on Manitowoc’s ability to convert backlog into revenue which could, and has, impacted its financial condition, cash flows, and results of operations (including future uncertain impacts);
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actions of competitors;
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changes in economic or industry conditions generally or in the markets served by Manitowoc;
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geopolitical events, including the ongoing conflicts in Ukraine and in the Middle East, other political and economic conditions and risks and other geographic factors, has had and may continue to lead to market disruptions, including volatility in commodity prices (including oil and gas), raw material and component costs, energy prices, inflation, consumer behavior, supply chain, and credit and capital markets, and could result in the impairment of assets;
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changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies and changes in demand for used lifting equipment including changes in government approval and funding of projects;
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the ability to convert backlog, orders and order activity into sales and the timing of those sales;
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adverse changes to trade policy, including export duties, tariffs, import controls and trade barriers (including quotas);
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the ability to focus on customers, new technologies and innovation;
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uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;
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failure to comply with regulatory requirements related to the products and aftermarket services the Company sells;
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the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
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the ability of Manitowoc's customers to receive financing;
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risks associated with high debt leverage;
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impairment of goodwill and/or intangible assets;
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changes in revenues, margins and costs;
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the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
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the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;
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work stoppages, labor negotiations, labor rates and labor costs;
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the Company’s ability to attract and retain qualified personnel;
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changes in the capital and financial markets;
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the ability to complete and appropriately integrate acquisitions, strategic alliances, joint ventures or other significant transactions;
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issues associated with the availability and viability of suppliers;
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the ability to significantly improve profitability;
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realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies and options;
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the replacement cycle of technologically obsolete products;

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foreign currency fluctuation and its impact on reported results;
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risks associated with data security and technological systems and protections;
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the ability to direct resources to those areas that will deliver the highest returns;
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risks associated with manufacturing or design defects;
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natural disasters, other weather events, pandemics and other public health crises disrupting commerce in one or more regions of the world;
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issues relating to the ability to timely and effectively execute on manufacturing strategies, general efficiencies and capacity utilization of the Company’s facilities;
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the ability to focus and capitalize on product and service quality and reliability;
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issues associated with the quality of materials, components and products sourced from third parties and the ability to successfully resolve those issues;
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changes in laws throughout the world, including governmental regulations on climate change;
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the inability to defend against potential infringement claims on intellectual property rights;
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the ability to sell products and services through distributors and other third parties;
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issues affecting the effective tax rate for the year;
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acts of terrorism; and
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risks and factors detailed in Manitowoc's 2023 Annual Report on Form 10-K, its to be filed 2024 Annual Report on From 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal years ended December 31, 2024 and 2023.

THE MANITOWOC COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share and share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$596.0	$595.8	$2,178.0	$2,227.8
Cost of sales	500.8	496.7	1,803.0	1,802.6
Gross profit	95.2	99.1	375.0	425.2
Operating costs and expenses:
Engineering, selling, and administrative expenses	77.1	88.2	315.7	328.3
Amortization of intangible assets	0.7	0.8	2.9	3.2
Restructuring expense	1.2	0.3	4.6	1.3
Total operating costs and expenses	79.0	89.3	323.2	332.8
Operating income	16.2	9.8	51.8	92.4
Other income (expense):
Interest expense	(9.9)	(8.4)	(38.3)	(33.9)
Amortization of deferred financing fees	(0.4)	(0.3)	(1.4)	(1.3)
Other income (expense) - net	3.5	(3.0)	(0.4)	(13.0)
Total other expense	(6.8)	(11.7)	(40.1)	(48.2)
Income (loss) before income taxes	9.4	(1.9)	11.7	44.2
Provision (benefit) for income taxes	(47.3)	6.0	(44.1)	5.0
Net income (loss)	$56.7	$(7.9)	$55.8	$39.2

Per Share Data
Basic income (loss) per common share	$1.61	$(0.23)	$1.58	$1.12

Diluted income (loss) per common share	$1.59	$(0.23)	$1.56	$1.09

Weighted average shares outstanding - Basic	35,132,145	35,090,259	35,221,758	35,093,963
Weighted average shares outstanding - Diluted	35,583,662	35,090,259	35,708,782	35,962,778

THE MANITOWOC COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share amounts)

	As of December 31,	As of December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$48.0	$34.4
Accounts receivable, less allowances of $5.9 and $6.1, respectively	260.3	278.8
Inventories — net	609.4	666.5
Other current assets	41.2	53.3
Total current assets	958.9	1,033.0
Property, plant, and equipment — net	346.2	366.1
Operating lease right-of-use assets	59.3	59.7
Goodwill	77.8	79.6
Other intangible assets — net	118.5	125.6
Other non-current assets	99.3	42.7
Total assets	$1,660.0	$1,706.7
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$389.4	$457.4
Short-term borrowings and current portion of long-term debt	13.1	13.4
Product warranties	37.0	47.1
Customer advances	18.0	19.2
Other liabilities	16.8	26.2
Total current liabilities	474.3	563.3
Non-Current Liabilities:
Long-term debt	377.1	358.7
Operating lease liabilities	47.0	47.2
Deferred income taxes	2.1	7.5
Pension obligations	47.1	55.8
Postretirement health and other benefit obligations	4.7	5.6
Long-term deferred revenue	17.5	24.1
Other non-current liabilities	50.1	41.2
Total non-current liabilities	545.6	540.1
Total stockholders' equity:
Preferred stock (3,500,000 shares authorized of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,134,245 and 35,094,993 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	615.1	613.1
Accumulated other comprehensive loss	(107.6)	(86.4)
Retained earnings	199.3	143.5
Treasury stock, at cost (5,659,738 and 5,698,990 shares, respectively)	(67.1)	(67.3)
Total stockholders’ equity	640.1	603.3
Total liabilities and stockholders' equity	$1,660.0	$1,706.7

THE MANITOWOC COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash Flows From Operating Activities:
Net income (loss)	$56.7	$(7.9)	$55.8	$39.2
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation expense	15.8	14.8	60.0	56.6
Amortization of intangible assets	0.7	0.8	2.9	3.2
Stock-based compensation expense	2.9	3.7	10.9	11.5
Amortization of deferred financing fees	0.4	0.3	1.4	1.3
Loss on debt extinguishment	—	—	1.1	—
Gain on sale of property, plant, and equipment	0.1	—	—	—
Deferred income tax expense (benefit) - net	(55.6)	8.0	(55.6)	(6.0)
Other	—	—	—	9.3
Changes in operating assets and liabilities
Accounts receivable	3.1	(20.8)	9.0	(9.3)
Inventories	124.6	67.6	21.4	(46.7)
Other assets	(5.8)	(15.0)	8.5	(4.0)
Accounts payable	(38.5)	(13.6)	(39.1)	(28.5)
Accrued expenses and other liabilities	6.4	1.9	(27.1)	36.4
Net cash provided by operating activities	110.8	39.8	49.2	63.0
Cash Flows From Investing Activities:
Capital expenditures	(11.3)	(17.5)	(45.7)	(77.4)
Proceeds from sale of fixed assets	1.1	0.3	4.8	5.6
Other	0.5	—	0.5	—
Net cash used for investing activities	(9.7)	(17.2)	(40.4)	(71.8)
Cash Flows From Financing Activities:
Payments on revolving credit facility	(20.0)	(10.0)	(20.0)	(20.0)
Proceeds from revolving credit facility	(26.7)	—	40.7	—
Payments on long-term debt	—	—	300.0	—
Proceeds from long-term debt	—	—	(300.0)	—
Proceeds from (payments on) other debt - net	(25.6)	(18.8)	6.6	3.8
Debt issuance costs	(1.2)	—	(7.4)	—
Exercises of stock options	—	—	—	0.3
Common stock repurchases	—	—	(5.7)	(5.5)
Other financing activities	(0.8)	—	(7.5)	—
Net cash provided by (used for) financing activities	(74.3)	(28.8)	6.7	(21.4)
Effect of exchange rate changes on cash and cash equivalents	(1.7)	0.6	(1.9)	0.2
Net increase (decrease) in cash and cash equivalents	25.1	(5.6)	13.6	(30.0)
Cash and cash equivalents at beginning of period	22.9	40.0	34.4	64.4
Cash and cash equivalents at end of period	$48.0	$34.4	$48.0	$34.4

Non-GAAP Financial Measures

Adjusted net income, Adjusted DEPS, EBITDA, adjusted EBITDA, adjusted operating income, Adjusted ROIC, and free cash flows are financial measures that are not in accordance with U.S. GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Adjusted Net Income and Adjusted DEPS

The Company defines adjusted net income as net income (loss) plus the addback or subtraction of restructuring and certain other non-recurring items. Adjusted DEPS is defined as adjusted net income divided by diluted weighted average shares outstanding. Diluted weighted average common shares outstanding are adjusted for the effect of dilutive stock awards when there is net income on an adjusted basis, as applicable. The reconciliation of net income (loss) and diluted net income (loss) per share to adjusted net income and Adjusted DEPS for the three months ended and year ended December 31, 2024 and 2023 are summarized as follows. All dollar amounts are in millions, except per share data and share amounts.

	Three Months Ended December 31,
	2024			2023
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted
Gross profit	$95.2	$—	$95.2	$99.1	$—	$99.1
Engineering, selling, and administrative expenses (1)	(77.1)	1.0	(76.1)	(88.2)	10.8	(77.4)
Amortization of intangible assets	(0.7)	—	(0.7)	(0.8)	—	(0.8)
Restructuring expense (2)	(1.2)	1.2	—	(0.3)	0.3	—
Operating income	16.2	2.2	18.4	9.8	11.1	20.9
Interest expense	(9.9)	—	(9.9)	(8.4)	—	(8.4)
Amortization of deferred financing fees	(0.4)	—	(0.4)	(0.3)	—	(0.3)
Other income (expense) - net	3.5	—	3.5	(3.0)	—	(3.0)
Income (loss) before income taxes	9.4	2.2	11.6	(1.9)	11.1	9.2
(Provision) benefit for income taxes (3)	47.3	(55.2)	(7.9)	(6.0)	0.2	(5.8)
Net income (loss)	$56.7	$(53.0)	$3.7	$(7.9)	$11.3	$3.4

Diluted weighted average common shares outstanding	35,583,662		35,583,662	35,090,259		35,855,427

Diluted income (loss) per common share	$1.59		$0.10	$(0.23)		$0.09

(1)
The adjustment in 2024 represents $1.0 million of costs associated with a legal matter with the U.S. EPA. The adjustment in 2023 represents $10.4 million of costs associated with a legal matter with the U.S. EPA and $0.4 million of one-time costs.
(2)
The adjustments in 2024 and 2023 represent the addback of restructuring expense.
(3)
The adjustment in 2024 represents the net income tax impacts of items (1) and (2) and the removal of a $55.1 million benefit from the release of a valuation allowance. The adjustment in 2023 represents the net income tax impact of items (1) and (2) and the addback of a $0.3 million income tax provision from the true-up of the previous release of a valuation allowance.

	Year Ended December 31,
	2024			2023
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted
Gross profit	$375.0	$—	$375.0	$425.2	$—	$425.2
Engineering, selling, and administrative expenses (1)	(315.7)	9.1	(306.6)	(328.3)	21.8	(306.5)
Amortization of intangible assets	(2.9)	—	(2.9)	(3.2)	—	(3.2)
Restructuring expense (2)	(4.6)	4.6	—	(1.3)	1.3	—
Operating income	51.8	13.7	65.5	92.4	23.1	115.5
Interest expense	(38.3)	—	(38.3)	(33.9)	—	(33.9)
Amortization of deferred financing fees	(1.4)	—	(1.4)	(1.3)	—	(1.3)
Other income (expense) - net (3)	(0.4)	1.1	0.7	(13.0)	9.3	(3.7)
Income before income taxes	11.7	14.8	26.5	44.2	32.4	76.6
(Provision) benefit for income taxes (4)	44.1	(55.9)	(11.8)	(5.0)	(17.1)	(22.1)
Net income	$55.8	$(41.1)	$14.7	$39.2	$15.3	$54.5

Diluted weighted average common shares outstanding	35,708,782		35,708,782	35,962,778		35,962,778

Diluted income per common share	$1.56		$0.41	$1.09		$1.52

(1)
The adjustment in 2024 represents $8.9 million of costs associated with a legal matter with the U.S. EPA and $0.2 million of one-time costs. The adjustment in 2023 represents $21.2 million of costs associated with a legal matter with the U.S. EPA and $0.6 million of one-time costs.
(2)
The adjustments in 2024 and 2023 represent the addback of restructuring expense.
(3)
The adjustment in 2024 represents $1.1 million of non-cash losses associated with the refinancing of the Company’s 2026 Notes. The adjustment in 2023 represents the write-off of $9.3 million of non-cash foreign currency translation adjustments from the curtailment of operations in Russia.
(4)
The adjustment in 2024 represents the net income tax impacts of items (1), (2), and (3) and the removal of a $55.1 million benefit from the release of a valuation allowance. The adjustment in 2023 represents the net income tax impact of items (1), (2), and (3), the removal of a $13.6 million benefit from the release of a valuation allowance, and the removal of a $3.2 million benefit from the favorable settlement of a tax matter.

Adjusted ROIC

The Company defines Adjusted ROIC as adjusted net operating profit after tax (“Adjusted NOPAT”) for the year ended divided by the five-quarter average of invested capital. Adjusted NOPAT is calculated by taking operating income plus the addback of amortization of intangible assets and the addback or subtraction of restructuring expenses, other non-recurring items - net, and provision for income taxes, which is determined using a 15% tax rate. Invested capital is defined as net total assets less cash and cash equivalents and income tax assets - net plus short-term and long-term debt. Income taxes are defined as income tax payables/receivables, net deferred tax assets/liabilities, and uncertain tax positions.

The Company’s Adjusted ROIC for the year ended December 31, 2024 was 6.0%. Below is the calculation of Adjusted ROIC for the year ended December 31, 2024.

Year Ended December 31, 2024
Operating income	$51.8
Amortization of intangible assets	2.9
Restructuring expense	4.6
Other non-recurring items - net[1]	9.1
Adjusted operating income	68.4
Provision for income taxes	(10.3)
Adjusted NOPAT	$58.1

5-Quarter Average
Total assets	$1,734.4
Total liabilities	(1,126.5)
Net total assets	607.9
Cash and cash equivalents	(35.0)
Short-term borrowings and current portion of long-term debt	26.2
Long-term debt	388.3
Income tax assets - net	(17.5)
Invested capital	$969.9

Adjusted ROIC	6.0%
(1)
Other non-recurring items - net for the year ended December 31, 2024 relate to $8.9 million of costs associated with a legal matter with the U.S. EPA and $0.2 million of one-time costs.

Free Cash Flows

The Company defines free cash flows as net cash provided by operating activities less cash flow from investment in capital expenditures. The reconciliation of net cash provided by operating activities to free cash flows for the three months ended and year ended December 31, 2024 and 2023 are summarized as follows. All dollar amounts are in millions.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$110.8	$39.8	$49.2	$63.0
Capital expenditures	(11.3)	(17.5)	(45.7)	(77.4)
Free cash flows	$99.5	$22.3	$3.5	$(14.4)

EBITDA and Adjusted EBITDA

The Company defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. The Company defines adjusted EBITDA as EBITDA plus the addback or subtraction of restructuring, other (income) expense - net, and certain other non-recurring items - net. The reconciliation of net income (loss) to EBITDA, and further to adjusted EBITDA for the three months ended and year ended December 31, 2024 and 2023, are summarized as follows. All dollar amounts are in millions.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$56.7	$(7.9)	$55.8	$39.2
Interest expense and amortization of deferred financing fees	10.3	8.7	39.7	35.2
Provision (benefit) for income taxes	(47.3)	6.0	(44.1)	5.0
Depreciation expense	15.8	14.8	60.0	56.6
Amortization of intangible assets	0.7	0.8	2.9	3.2
EBITDA	36.2	22.4	114.3	139.2
Restructuring expense	1.2	0.3	4.6	1.3
Other non-recurring items - net (1)	1.0	10.8	9.1	21.8
Other (income) expense - net (2)	(3.5)	3.0	0.4	13.0
Adjusted EBITDA	$34.9	$36.5	$128.4	$175.3

Adjusted EBITDA margin percentage	5.9%	6.1%	5.9%	7.9%

(1)
Other non-recurring items - net for the three months ended December 31, 2024 relate to $1.0 million of costs associated with a legal matter with the U.S. EPA. Other non-recurring items - net for the year ended December 31, 2024 relate to $8.9 million of costs associated with a legal matter with the U.S. EPA and $0.2 million of one-time costs. Other non-recurring items - net for the three months ended December 31, 2023 relate to $10.4 million of costs associated with a legal matter with the U.S. EPA and $0.4 million of one-time costs. Other non-recurring items - net for the year ended December 31, 2023 relate to $21.2 million of costs associated with a legal matter with the U.S. EPA and $0.6 million of one-time costs.
(2)
Other (income) expense - net includes net foreign currency gains (losses), other components of net periodic pension costs, and other items in the three months ended December 31, 2024 and 2023 and the years ended December 31, 2024 and 2023. Other expense – net for the year ended December 31, 2023 includes a $9.3 million write-off of non-cash foreign currency translation adjustments from the curtailment of operations in Russia.

For more information:

Ion Warner

SVP, Marketing and Investor Relations

+1 414-760-4805